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EXHIBIT 11

EARNINGS PER SHARE
DILUTED COMPUTATION
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
(IN MILLIONS EXCEPT SHARE AND PER SHARE AMOUNTS)

                             Three months ended        Nine months ended
                                September 30,            September 30,
                             ------------------        -----------------
                             1998         1997         1998        1997
                             ----         ----         ----        ----
Basis for computation of diluted earnings per share:

Earnings from continuing
 operations before
 extraordinary item    $      48.7  $     36.9  $     160.3  $    132.2
Earnings (loss)
 from discontinued
 operations                  (10.9)      (10.2)        12.5        21.9
Extraordinary charge -
 debt retirement              (0.9)        -           (3.6)       (3.3)
                          -----------  ----------  -----------  ----------
Net earnings applicable
 to common stock       $      36.9  $     26.7  $     169.2  $    150.8
                          ===========  ==========  ===========  ==========

Number of shares:

Weighted average
    shares outstanding    114,283,410  92,852,684  114,189,503  93,986,819
   Common stock
    equivalents               344,318     911,974      708,075     934,238
                          -----------  ----------  -----------  ----------
Total common and common
    equivalent shares
    assuming dilution     114,627,728  93,764,658  114,897,578  94,921,057
                          ===========  ==========  ===========  ==========

Diluted earnings per share:

Earnings from continuing
 operations before
 extraordinary item    $      0.43  $     0.39  $      1.40  $     1.39
Earnings (loss) from
 discontinued
 operations                  (0.10)      (0.11)        0.10        0.23
Extraordinary charge -
    debt retirement             (0.01)       -           (0.03)      (0.03)
                          -----------  ----------  -----------  ----------
Net earnings              $      0.32  $     0.28  $      1.47  $     1.59
                          ===========  ==========  ===========  ==========

This calculation is submitted in accordance with Regulation S-K item
601(b)(11).